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                                                 LATHAM & WATKINS
                                                 ATTORNEYS AT LAW
                                             53rd AT THIRD, SUITE I000
 PAUL R. WATKINS (I899-I973)                     885 THIRD AVENUE                                NEW JERSEY OFFICE
   DANA LATHAM (I898-I974)                 NEW YORK, NEW YORK I0022-4802                         ONE NEWARK CENTER
                                             TELEPHONE (2I2) 906-I200                      NEWARK, NEW JERSEY 07I0I-3I74
                                                FAX (2I2) 75I-4864                            TELEPHONE (20I) 639-I234
        CHICAGO OFFICE                                                                           FAX (20I) 639-7298
   SEARS TOWER, SUITE 5800
   CHICAGO, ILLINOIS 60606                                                                      ORANGE COUNTY OFFICE
   TELEPHONE (3I2) 876-7700                                                              650 TOWN CENTER DRIVE, SUITE 2000
      FAX (3I2) 993-9767                                                                 COSTA MESA, CALIFORNIA 92626-I925
                                                                                              TELEPHONE (7I4) 540-I235
        LONDON OFFICE                                                                            FAX (7I4) 755-8290
       ONE ANGEL COURT
   LONDON EC2R 7HJ ENGLAND                                                                        SAN DIEGO OFFICE
 TELEPHONE + 44-I7I-374 4444                                                                 70I "B" STREET, SUITE 2I00
    FAX + 44-I7I-374 4460                                                                 SAN DIEGO, CALIFORNIA 92I0I-8I97
                                                                                              TELEPHONE (6I9) 236-I234
      LOS ANGELES OFFICE                                                                         FAX (6I9) 696-74I9
    633 WEST FIFTH STREET,
          SUITE 4000                                                                            SAN FRANCISCO OFFICE
   LOS ANGELES, CALIFORNIA                                                               505 MONTGOMERY STREET, SUITE I900
          9007I-2007                                                                    SAN FRANCISCO, CALIFORNIA 94III-2562
   TELEPHONE (2I3) 485-I234                                                                   TELEPHONE (4I5) 39I-0600
      FAX (2I3) 89I-8763                                                                         FAX (4I5) 395-8095

        MOSCOW OFFICE                                                                         WASHINGTON, D.C. OFFICE
   II3/I LENINSKY PROSPECT,                                                           I00I PENNSYLVANIA AVE., N.W., SUITE I300
          SUITE C200                                                                        WASHINGTON, D.C. 20004-2505
    MOSCOW, RUSSIA II7I98                                                                     TELEPHONE (202) 637-2200
  TELEPHONE + 7-503 956-5555                                                                     FAX (202) 637-220I
     FAX + 7-503 956-5556


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                                                  June 23, 1998





Heller Financial Commercial
  Mortgage Asset Corp.
500 West Monroe Street
Chicago, Illinois  60661

                  Re:      Heller Financial Commercial
                             Mortgage Asset Corp.
                           Registration Statement on Form S-3
                           Registration No. 333-44299

Ladies and Gentlemen:

                  We have acted as counsel for Heller Financial Commercial Mortgage Asset Corp., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") which has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). As set forth in the Registration Statement, each Series will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, a master servicer (the "Master Servicer") and a special servicer (the "Special Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series.


                  We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Certificates, and for the purposes of this opinion, have assumed such proceedings will be completed in the manner presently proposed by the Registration Statement. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. We are relying on the opinion of Dennis Holland, Esq., Associate General Counsel of Heller Financial, Inc., as to the due authorization of the Agreement and the Certificates by the Company.



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LATHAM & WATKINS


Heller Financial Commercial
  Mortgage Asset Corp.
June 23, 1998
Page 2


                  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

                  We are opining only as to the effect of the Federal laws of the United States, the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, we are of the opinion that:


                  1. When an Agreement relating to a Series has been duly and validly executed and delivered by the Company, the Master Servicer and the Special Servicer, if any, the Trustee and any other party thereto, such Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  2. When a Series of Certificates has been executed, authenticated and delivered by the Trustee against payment in accordance with the terms of the related underwriting agreement, such Series will be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.


                  The opinions rendered above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.


                  We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                         Very truly yours,



                                         /s/ Latham & Watkins
                                             -----------------------